Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Performance Plus
Municipal Fund, Inc.
811-05931

The annual meeting of shareholders was held in the offices of Nuveen Investments on January 10, 2014; at this meeting the shareholders were asked to vote on the election of Board Members and on the approval of an Agreement and Plan of Reorganization into NAN. The meeting was subsequently adjourned to February 7, March 7 and April 4, 2014.

Final voting results for April 4, 2014 are as follows:

<c>Common and Preferred shares voting together as a class
Preferred Shares
To approve an Agreement and Plan of
Reorganization.


   For
                     7,690,274
      890
   Against
                        408,642
                                  -
   Abstain
                        493,446
                                  -
   Broker Non-Votes
                     5,384,246
                                  -
      Total
 13,976,608
       890




Proxy materials are herein
incorporated by reference
to the SEC filing on November
27, 2013, under Form 497,
accession number 0001193125-
13-455314.



A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement and to approve a new sub-advisory agreement.

Voting results are as follows:

<c> Common and
Preferred shares voting
together as a class
To approve a new investment management
agreement

   For
                     7,125,718
   Against
                        215,659
   Abstain
                        349,995
   Broker Non-Votes
                                  -
      Total
                     7,691,372


To approve a new sub-advisory agreement.


   For
                     7,114,463
   Against
                        225,488
   Abstain
                        351,421
   Broker Non-Votes
                                  -
      Total
                     7,691,372



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236554.